Exhibit 10.20

SUPPLEMENTAL AGREEMENT

This Supplemental Agreement is made by and between Genesis Insurance Company (“Genesis”) and Motive Inc., together with any successors, (collectively, “Motive”). Motive and Genesis may be referred to herein as the “Parties.”

RECITALS

WHEREAS, Genesis and Motive are parties, together with others, to a certain Compromise Settlement Agreement and Mutual Release (the “Agreement”), the definitions of which Agreement are expressly incorporated herein;

WHEREAS, Douglas F. McNary (“McNary”), a former Motive officer, was originally intended to be a party to the Agreement, but now refuses to enter into the Agreement as a result of a dispute with Motive that is unrelated to the Genesis Policy, the Securities Litigation or the SEC Investigation; and

WHEREAS, Motive has requested that Genesis enter into the Agreement despite McNary’s refusal to enter into the Agreement;

NOW THEREFORE, in consideration of the representations, warranties and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Genesis will execute the Agreement, despite McNary’s refusal to execute the Agreement, subject to Motive’s representations and warranties set forth herein and in reliance upon Motive’s agreement to indemnify and hold harmless the Genesis Related Parties (as defined in the Agreement) as set forth herein.

2. Motive represents and warrants that the reason for McNary’s refusal to execute the Agreement has nothing whatsoever to do with any claim to coverage under the Genesis Policy, the Securities Litigation or the SEC Investigation.

3. Motive represents and warrants, as of the date of the execution of this Supplemental Agreement, that it is not aware of any investigation or proceeding pending or initiated by any governmental body or regulatory agency against McNary.

4. Motive represents and warrants, as of the date of the execution of this Supplemental Agreement, that it is not aware of any defense expenses or costs incurred by McNary in connection with the Securities Litigation or the SEC Investigation that have not been paid in full by Motive.

5. Motive represents and warrants, as of the date of the execution of this Supplemental Agreement, that it is not aware of any claim that McNary, who is no longer a party in the Securities Litigation, has made for coverage under the Genesis Policy other than when he was a party in the Securities Litigation.

6. Motive represents and warrants, as of the date of the execution of this Supplemental Agreement, that it will never contend or assert in any proceeding that the Agreement is invalid or not binding on it because of the absence of McNary’s signature on the document. In the event that any party to the Agreement, or his or her assigns, transferees, agents, attorneys, heirs, executors, administrators or trustees ever seeks coverage under the Genesis Policy or any other relief or demand from any Genesis Related Party that falls within the scope of the releases in the Agreement based on a theory or contention that the Agreement is invalid or not binding on that party because of the absence of McNary’s signature on the document, Motive agrees to defend, indemnify and hold harmless any and all Genesis Related Parties (as defined in the Agreement) for all costs, judgments, settlements and defense expenses in connection therewith including any bad faith arising from or in connection with the Genesis Policy. Genesis shall have the right to select counsel of its own choice to represent its interests, subject to the consent of Motive, which consent shall not be unreasonably withheld. No such demand, claim, suit, crossclaim or third-party claim shall be settled by Motive without the advanced consent of Genesis, and such consent shall not be unreasonably withheld.

7. In the event that McNary, or his assigns, transferees, agents, attorneys, heirs, executors, administrators or trustees (the “McNary Related Parties”) seeks coverage under the Genesis Policy or any other relief or demand from any Genesis Related Party that would have been released by the McNary Related Party under the Agreement had McNary executed the Agreement, Motive agrees to defend, indemnify and hold harmless any and all Genesis Related Parties (as defined in the Agreement) for all costs, judgments, settlements and defense expenses in connection therewith including any bad faith arising from or in connection with the Genesis Policy. Genesis shall have the right to select counsel of its own choice to represent its interests, subject to the consent of Motive, which consent shall not be unreasonably withheld. No such demand, claim, suit, crossclaim or third-party claim by a McNary Related Party shall be settled by Motive without the advanced consent of Genesis, and such consent shall not be unreasonably withheld.

8. The Parties agree that this Supplemental Agreement shall be binding upon an inure to the benefit of the Parties and their respective representatives, successors and assigns.

9. The Parties agree that this Supplemental Agreement modifies the Agreement as between them, irrespective of Paragraph 13 of the Agreement.

AGREED:

MOTIVE, INC.

By:	/s/ Jack Greenberg
Name:	Jack Greenberg
Title:	General Counsel & Secretary

GENESIS INSURANCE COMPANY

By:	/s/ Alexandra Kowalski
Name:	Alexandra Kowalski
Title:	Claims Attorney

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